EXHIBIT 99.1

AMERICAN EAGLE OUTFITTERS

REPORTS RECORD ANNUAL SALES OF $3.5 BILLION AND 43% GROWTH IN ADJUSTED EPS

FOURTH QUARTER SALES RISE TO RECORD LEVEL; ADJUSTED EPS GROWS 41%

BOARD OF DIRECTORS AUTHORIZES 20 MILLION SHARE REPURCHASE PROGRAM

AND INCREASES QUARTERLY DIVIDEND

PITTSBURGH-March 6, 2013 - American Eagle Outfitters, Inc. (NYSE:AEO) today reported adjusted fiscal year 2012 earnings for the 53 weeks ended February 2, 2013 of $1.39 per share, a 43% increase from fiscal year 2011 adjusted earnings of $0.97 per share for the 52 weeks ended January 28, 2012. GAAP earnings of $1.16 per share this year include a loss from discontinued operations of ($0.16) per share, a tax benefit of $0.06 per share and restructuring and store impairment charges of ($0.13) per share. The EPS figures refer to diluted earnings per share.

Robert Hanson, chief executive officer stated, “I’m extremely pleased with our progress in 2012 as the team delivered on our near-term priorities and exceeded our targeted financial metrics. In a competitive and volatile consumer environment, we drove a strong top line on leaner inventories, reduced markdowns and achieved cost leverage. We remain focused on our strategic plan aimed at fortifying our brands and processes and growing our business across North America. Concurrently, we are laying the ground work for transformational global expansion, while continuing to drive strong returns to our shareholders.”

For the 14 weeks ended February 2, 2013 the company reported adjusted earnings of $0.55 per share, a 41% increase compared to adjusted EPS of $0.39 for the 13 weeks ended January 28, 2012. EPS was in line with the company’s guidance. GAAP earnings of $0.47 per share this year include a tax benefit of $0.04 per share and restructuring and store impairment charges of ($0.12) per share. A reconciliation of GAAP to non-GAAP financial measures is provided in the following tables.

Cash Distributions to Shareholders

The board of directors authorized 20 million shares under a new share repurchase program and raised the quarterly cash dividend to $0.125 per share, a 14% increase. Due to the early payment of the first quarter dividend of $0.11, which was paid on December 28, 2012, the increased dividend distribution will begin in the second quarter. In 2012, the company returned $577 million to shareholders through dividend payments totaling $403 million and repurchased 8.4 million shares for a total of $174 million. After cash distributions, the company ended fiscal 2012 with total cash and short-term investments of $631 million.

“We remain committed to using our strong balance sheet and free cash flow to invest in our business to support long-term profitable growth and to consistently return cash to our shareholders,” added Robert Hanson.

Fiscal 2012 Non-GAAP Results

The following discussion is based on Non-GAAP results, which exclude tax benefits, restructuring and store impairment costs as presented in the accompanying GAAP to Non-GAAP reconciliations.

•

Total net revenue for the 53 weeks increased 11% to a record $3.48 billion from $3.12 billion for the 52 week period last year. Consolidated comparable sales for the 53 weeks increased 9% over the comparable 53 week period last year. This follows a 4% increase last year.

•	Gross profit increased 21% to $1.39 billion and increased 330 basis points to 40.0% as a rate to revenue, driven by lower product costs, markdown improvements and rent leverage.

•

Selling, general and administrative expense of $829 million increased16%, and 90 basis points as a rate to revenue. Increased incentive costs and planned advertising investments offset the leverage of other expenses, primarily store payroll.

•	Operating income increased 49% to $437 million. The operating margin expanded 320 basis points to 12.6%, the company’s best operating margin rate since 2008.

•	Adjusted EPS of $1.39 compares to $0.97 last year, a 43% increase.

Fourth Quarter 2012 Non-GAAP Results

The following discussion is based on Non-GAAP results, which exclude tax benefits, restructuring and store impairment costs as presented in the accompanying GAAP to Non-GAAP reconciliations.

•

Total net revenue for the 14 weeks increased 9% to a record $1.12 billion from $1.03 billion for the 13 week period last year. Consolidated comparable sales for the 14 weeks increased 4% over the comparable 14 week period last year. This follows an 11% increase last year.

•	Gross profit increased 27% to $461 million and increased 600 basis points to 41.2% as a rate to revenue, driven by lower product costs, markdown improvements and rent leverage.

•	Selling, general and administrative expense of $253 million increased 230 basis points to 22.6% as a rate to revenue, due to higher incentive costs and planned advertising investments.

•	Operating income increased 48% to $177 million. The operating margin expanded 430 basis points to 15.9%, the company’s best operating income rate since 2007.

•	Adjusted EPS of $0.55 compares to $0.39 last year, a 41% increase.

AEO Direct

For the year, comparable sales for AEO Direct increased 25% to total sales of $467 million. In the fourth quarter, comparable sales for AEO Direct increased 24%, compared to a 19% increase last year.

Inventory

Total merchandise inventories at the end of the fourth quarter declined 10% to $332 million compared to $368 million last year. At cost per foot, inventory decreased 8%. First quarter 2013 ending inventory cost per foot is expected to be down in the mid single-digits.

Capital Expenditures

In 2012, capital expenditures totaled $94 million, with approximately half related to store investments and the balance to information technology and investments in e-commerce. For fiscal 2013, the company expects capital expenditures of $250 million to $280 million. In addition to investments in store growth and maintenance projects, the company’s capital spending plan includes building a new distribution center to support online growth, the installation of a new fleet-wide point-of-sale system and an upgraded merchandise planning system.

Real Estate

In 2012 total square footage decreased 1% from last year. The company opened 16 stores, closed 41 stores and completed 48 remodels. For additional fiscal 2012 actual and fiscal 2013 projected real estate information, see the accompanying table.

Store Impairment

During the fourth quarter, the company incurred pre-tax store asset impairment charges of $34 million, related to 42 aerie and nine AE stores.

Discontinued Operations- 77kids

On August 3, 2012, the company completed the sale of 77kids. In conjunction with the sale, the company incurred total after-tax losses of $32 million, or $0.16 per share, for the year ended February 2, 2013. 77kids results are presented as discontinued operations for all periods. Additionally, all prior period inventory balances for 77kids have been recorded as an asset held for sale on the company’s consolidated balance sheets.

Future Outlook

With macro-economic headwinds and unfavorable weather affecting consumer spending in February, management is issuing first quarter EPS guidance of $0.16 to $0.19 per diluted share, compared to EPS from continuing operations of $0.22 last year. EPS guidance is based on comparable store sales in the negative mid-single digit range, compared to a 17% increase in the first quarter of last year. Management remains committed to its strategic plan annual targets of 7 to 9% top line CAGR, 12 to 15% EBIT CAGR, and a ROIC of 14 to 17%.

Conference Call and Supplemental Financial Information

Today, management will host a conference call and real time webcast at 9:00 a.m. Eastern Time. To listen to the call, dial 1-877-407-0789 or internationally dial 1-201-689-8562 or go to www.ae.com to access the webcast and audio replay. Also, a financial results presentation is posted on the company’s website.

Non-GAAP Measures

This press release includes information on non-GAAP financial measures (“non-GAAP” or “adjusted”), including earnings per share information and the consolidated results of operations excluding non-GAAP items. These financial measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. The company believes that this non-GAAP information is useful as an additional means for investors to evaluate the company’s operating performance, when reviewed in conjunction with the company’s GAAP financial statements. These amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the company’s business and operations.

* * * *

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle Outfitters® and Aerie® brands. The company operates more than 1,000 stores in North America, and ships to 81 countries worldwide through its websites. American Eagle Outfitters and Aerie merchandise also is available at approximately 55 international franchise stores in 14 countries. For more information, please visit www.ae.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, specifically regarding first quarter and fiscal 2013 results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on factors beyond the company’s control. Such factors include, but are not limited to the risk that the company’s operating, financial and capital plans may not be achieved and the risks described in the Risk Factor Section of the company’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Accordingly, the company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

CONTACT:	American Eagle Outfitters Inc.
Judy Meehan 412-432-3300

AMERICAN EAGLE OUTFITTERS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	February 2, 2013	January 28, 2012

	(unaudited)
ASSETS
Cash and cash equivalents	$509,119	$719,545
Short-term investments	121,873	25,499
Merchandise inventory	332,452	367,514
Assets held for sale	—	10,912
Accounts receivable	46,321	40,310
Prepaid expenses and other	73,805	74,947
Deferred income taxes	58,230	48,761

Total current assets	1,141,800	1,287,488

Property and equipment, net	509,633	582,162
Intangible assets, net	38,136	39,832
Goodwill	11,484	11,469
Non-current deferred income taxes	31,282	13,467
Other assets	23,718	16,384

Total Assets	$1,756,053	$1,950,802

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$176,874	$183,783
Accrued compensation and payroll taxes	65,533	42,625
Accrued rent	77,873	76,921
Accrued income and other taxes	29,155	20,135
Unredeemed gift cards and gift certificates	46,458	44,970
Current portion of deferred lease credits	13,381	15,066
Other current liabilities and accrued expenses	26,628	21,901

Total current liabilities	435,902	405,401

Deferred lease credits	59,571	71,880
Non-current accrued income taxes	19,011	35,471
Other non-current liabilities	20,382	21,199

Total non-current liabilities	98,964	128,550

Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	2,496	2,496
Contributed capital	627,065	552,797
Accumulated other comprehensive income	29,297	28,659
Retained earnings	1,553,058	1,771,464
Treasury stock	(990,729)	(938,565)

Total stockholders’ equity	1,221,187	1,416,851

Total Liabilities and Stockholders’ Equity	$1,756,053	$1,950,802

Current Ratio	2.62	3.18

AMERICAN EAGLE OUTFITTERS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	14 Weeks Ended February 2, 2013	% of Revenue	13 Weeks Ended January 28, 2012	% of Revenue

Total net revenue	$1,117,053	100.0%	$1,028,442	100.0%
Cost of sales, including certain buying,
occupancy and warehousing expenses	657,298	58.8%	666,100	64.8%

Gross profit	459,755	41.2%	362,342	35.2%
Selling, general and administrative expenses	255,251	22.9%	214,071	20.8%
Loss on impairment of assets	34,427	3.1%	19,178	1.9%
Depreciation and amortization	30,116	2.7%	34,110	3.3%

Operating income	139,961	12.5%	94,983	9.2%
Other income, net	1,446	0.1%	338	0.1%

Income before income taxes	141,407	12.6%	95,321	9.3%
Provision for income taxes	46,631	4.1%	34,956	3.4%

Income from continuing operations	94,776	8.5%	60,365	5.9%
Loss from discontinued operations, net of tax	—	0.0%	(9,081)	-0.9%

Net income	$94,776	8.5%	$51,284	5.0%

Basic income per common share:
Income from continuing operations	$0.48		$0.31
Loss from discontinued operations	0.00		(0.05)

Net income per basic share	$0.48		$0.26

Diluted income per common share:
Income from continuing operations	$0.47		$0.31
Loss from discontinued operations	0.00		(0.05)

Net income per diluted share	$0.47		$0.26

Weighted average common shares outstanding – basic	196,137		193,798
Weighted average common shares outstanding – diluted	201,376		195,913

	53 Weeks Ended February 2, 2013	% of Sales	52 Weeks Ended January 28, 2012	% of Sales
Total net revenue	$3,475,802	100.0%	$3,120,065	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	2,085,480	60.0%	1,975,471	63.3%

Gross profit	1,390,322	40.0%	1,144,594	36.7%
Selling, general and administrative expenses	834,601	24.0%	718,123	23.0%
Loss on impairment of assets	34,869	1.0%	19,178	0.6%
Depreciation and amortization	126,246	3.6%	137,958	4.5%

Operating income	394,606	11.4%	269,335	8.6%
Other income, net	7,432	0.2%	5,874	0.2%

Income before income taxes	402,038	11.6%	275,209	8.8%
Provision for income taxes	137,940	4.0%	99,930	3.2%

Income from continuing operations	264,098	7.6%	175,279	5.6%
Loss from discontinued operations, net of tax	(31,990)	-0.9%	(23,574)	-0.7%

Net income	$232,108	6.7%	$151,705	4.9%

Basic income per common share:
Income from continuing operations	$1.35		$0.90
Loss from discontinued operations	(0.16)		(0.12)

Net income per basic share	$1.19		$0.78

Diluted income per common share:
Income from continuing operations	$1.32		$0.89
Loss from discontinued operations	(0.16)		(0.12)

Net income per diluted share	$1.16		$0.77

Weighted average common shares outstanding – basic	196,211		194,445
Weighted average common shares outstanding – diluted	200,665		196,314

AMERICAN EAGLE OUTFITTERS, INC.

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	14 Weeks Ended February 2, 2013
	American Eagle Outfitters, Inc. (GAAP Basis)		Tax Benefits (1)	Restructuring and Impairment Costs (1)	American Eagle Outfitters, Inc. (Non-GAAP Basis)
		% of Revenue				% of Revenue
Total net revenue	$1,117,053	100.0%	$—	$—	$1,117,053	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	657,298	58.8%	—	893	656,405	58.8%

Gross profit	459,755	41.2%	—	(893)	460,648	41.2%
Selling, general and administrative expenses	255,251	22.9%	—	2,121	253,130	22.6%
Loss on impairment of assets	34,427	3.1%	—	34,427	—	0.0%
Depreciation and amortization	30,116	2.7%	—	—	30,116	2.7%

Operating income (loss)	139,961	12.5%	—	(37,441)	177,402	15.9%
Other income, net	1,446	0.1%	—	—	1,446	0.1%

Income (loss) before income taxes	141,407	12.6%	—	(37,441)	178,848	16.0%
Provision (benefit) for income taxes	46,631	4.1%	(7,366)	(14,269)	68,266	6.1%

Income (loss) from continuing operations	94,776	8.5%	7,366	(23,172)	110,582	9.9%

Loss from discontinued operations, net of tax	—	0.0%	—	—	—	0.0%

Net income (loss)	$94,776	8.5%	$7,366	$(23,172)	$110,582	9.9%

Basic income per common share
Income from continuing operations	$0.48		$0.04	$(0.12)	$0.56
Loss from discontinued operations	$0.00		$0.00	$0.00	$0.00

Basic income per common share	$0.48		$0.04	$(0.12)	$0.56
Diluted income per common share
Income from continuing operations	$0.47		$0.04	$(0.12)	$0.55
Loss from discontinued operations	$0.00		$0.00	$0.00	$0.00

Diluted income per common share	$0.47		$0.04	$(0.12)	$0.55
Weighted average common shares outstanding - basic	196,137		196,137	196,137	196,137
Weighted average common shares outstanding - diluted	201,376		201,376	201,376	201,376

(1)-	Non-GAAP Items consist of $7.4 million of tax benefits from audit settlements, offset by $35.3 million of pre-tax asset impairments and inventory charges for the AE and aerie brand and $2.1 million of pre-tax severance and related employee costs.

AMERICAN EAGLE OUTFITTERS, INC.

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	13 Weeks Ended January 28, 2012
	American Eagle Outfitters, Inc. (GAAP Basis)		Restructuring and Impairment Costs (1)	American Eagle Outfitters, Inc. (Non-GAAP Basis)
		% of Revenue			% of Revenue
Total net revenue	$1,028,442	100.0%	$—	$1,028,442	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	666,100	64.8%	—	666,100	64.8%

Gross profit	362,342	35.2%	—	362,342	35.2%
Selling, general and administrative expenses	214,071	20.8%	5,536	208,535	20.3%
Loss on impairment of assets	19,178	1.9%	19,178	—	0.0%
Depreciation and amortization	34,110	3.3%	—	34,110	3.3%

Operating income (loss)	94,983	9.2%	(24,714)	119,697	11.6%
Other (expense) income, net	338	0.1%	(677)	1,015	0.1%

Income (loss) before income taxes	95,321	9.3%	(25,391)	120,712	11.7%
Provision (benefit) for income taxes	34,956	3.4%	(9,725)	44,681	4.3%

Income (loss) from continuing operations	60,365	5.9%	(15,666)	76,031	7.4%

Loss from discontinued operations, net of tax	(9,081)	-0.9%	—	(9,081)	-0.9%

Net income (loss)	$51,284	5.0%	$(15,666)	$66,950	6.5%

Basic income per common share
Income from continuing operations	$0.31		$(0.08)	$0.39
Loss from discontinued operations	$(0.05)		$0.00	$(0.05)

Basic income per common share	$0.26		$(0.08)	$0.34
Diluted income per common share
Income from continuing operations	$0.31		$(0.08)	$0.39
Loss from discontinued operations	$(0.05)		$0.00	$(0.05)

Diluted income per common share	$0.26		$(0.08)	$0.34
Weighted average common shares outstanding - basic	193,798		193,798	193,798
Weighted average common shares outstanding - diluted	195,913		195,913	195,913

(1)-	Non-GAAP items consist of $19.2 million of pre-tax store asset impairment charges for the AE and aerie brand and $6.2 million of pre-tax executive transition costs.

AMERICAN EAGLE OUTFITTERS, INC.

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	53 Weeks Ended February 2, 2013
	American Eagle Outfitters, Inc. (GAAP Basis)		Tax Benefits (1)	Restructuring and Impairment Costs (1)	American Eagle Outfitters, Inc. (Non-GAAP Basis)
		% of Revenue				% of Revenue
Total net revenue	$3,475,802	100.0%	$—	$—	$3,475,802	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	2,085,480	60.0%	—	893	2,084,587	60.0%

Gross profit	1,390,322	40.0%	—	(893)	1,391,215	40.0%
Selling, general and administrative expenses	834,601	24.0%	—	6,046	828,555	23.8%
Loss on impairment of assets	34,869	1.0%	—	34,869	—	0.0%
Depreciation and amortization	126,246	3.6%	—	710	125,536	3.6%

Operating income (loss)	394,606	11.4%	—	(42,518)	437,124	12.6%
Other income, net	7,432	0.2%	—	—	7,432	0.2%

Income (loss) before income taxes	402,038	11.6%	—	(42,518)	444,556	12.8%
Provision (benefit) for income taxes	137,940	4.0%	(11,777)	(16,151)	165,868	4.8%

Income (loss) from continuing operations	264,098	7.6%	11,777	(26,367)	278,688	8.0%

Loss from discontinued operations, net of tax	(31,990)	-0.9%	—	—	(31,990)	-0.9%

Net income (loss)	$232,108	6.7%	$11,777	$(26,367)	$246,698	7.1%

Basic income per common share
Income from continuing operations	$1.35		$0.06	$(0.13)	$1.42
Loss from discontinued operations	$(0.16)		$0.00	$0.00	$(0.16)

Basic income per common share	$1.19		$0.06	$(0.13)	$1.26
Diluted income per common share
Income from continuing operations	$1.32		$0.06	$(0.13)	$1.39
Loss from discontinued operations	$(0.16)		$0.00	$0.00	$(0.16)

Diluted income per common share	$1.16		$0.06	$(0.13)	$1.23
Weighted average common shares outstanding - basic	196,211		196,211	196,211	196,211
Weighted average common shares outstanding - diluted	200,665		200,665	200,665	200,665

(1)-	Non-GAAP Items consist of $11.8 million of tax benefits from audit settlements, offset by $36.5 million of pre-tax asset impairments, asset write-offs and inventory charges for the AE and aerie brand and $6.0 million of pre-tax severance and related employee costs.

AMERICAN EAGLE OUTFITTERS, INC.

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	52 Weeks Ended January 28, 2012
	American Eagle Outfitters, Inc. (GAAP Basis)		Restructuring and Impairment Costs (1)	American Eagle Outfitters, Inc. (Non-GAAP Basis)
		% of Revenue			% of Revenue
Total net revenue	$3,120,065	100.0%	$—	$3,120,065	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	1,975,471	63.3%	—	1,975,471	63.3%

Gross profit	1,144,594	36.7%	—	1,144,594	36.7%
Selling, general and administrative expenses	718,123	23.0%	5,536	712,587	22.9%
Loss on impairment of assets	19,178	0.6%	19,178	—	0.0%
Depreciation and amortization	137,958	4.5%	—	137,958	4.4%

Operating income (loss)	269,335	8.6%	(24,714)	294,049	9.4%
Other (expense) income, net	5,874	0.2%	(677)	6,551	0.2%

Income (loss) before income taxes	275,209	8.8%	(25,391)	300,600	9.6%
Provision (benefit) for income taxes	99,930	3.2%	(9,725)	109,655	3.5%

Income (loss) from continuing operations	175,279	5.6%	(15,666)	190,945	6.1%

Loss from discontinued operations, net of tax	(23,574)	-0.7%	—	(23,574)	-0.9%

Net income (loss)	$151,705	4.9%	$(15,666)	$167,371	5.4%

Basic income per common share
Income from continuing operations	$0.90		$(0.08)	$0.98
Loss from discontinued operations	$(0.12)		$0.00	$(0.12)

Basic income per common share	$0.78		$(0.08)	$0.86
Diluted income per common share
Income from continuing operations	$0.89		$(0.08)	$0.97
Loss from discontinued operations	$(0.12)		$0.00	$(0.12)

Diluted income per common share	$0.77		$(0.08)	$0.85
Weighted average common shares outstanding - basic	194,445		194,445	194,445
Weighted average common shares outstanding - diluted	196,314		196,314	196,314

(1)-	Non-GAAP items consist of $19.2 million of pre-tax store asset impairment charges for the AE and aerie brand and $6.2 million of pre-tax executive transition costs.

AMERICAN EAGLE OUTFITTERS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	53 Weeks Ended February 2, 2013	52 Weeks Ended January 28, 2012
Operating activities:
Net income	$232,108	$151,705
Loss from discontinued operations	31,990	23,574

Income from continuing operations	264,098	175,279
Adjustments to reconcile income from continuing operations to net cash from operating activities of continuing operations:
Depreciation and amortization	128,397	140,502
Share-based compensation	66,349	11,724
Provision for deferred income taxes	(31,418)	4,207
Tax benefit from share-based payments	14,050	356
Excess tax benefit from share-based payments	(13,279)	(373)
Foreign currency transaction loss (gain)	100	(325)
Loss on impairment of assets	34,869	19,718
Changes in assets and liabilities:
Merchandise inventory	35,202	(73,850)
Accounts receivable	(6,664)	(3,226)
Prepaid expenses and other	404	(21,051)
Other assets	(8,165)	2,445
Accounts payable	(10,468)	16,636
Unredeemed gift cards and gift certificates	1,473	3,981
Deferred lease credits	(11,073)	(9,111)
Accrued compensation and payroll taxes	23,018	7,576
Accrued income and other taxes	(7,408)	(14,566)
Accrued liabilities	20,186	18,215

Total adjustments	235,573	102,858

Net cash provided by operating activities from continuing operations	$499,671	$278,137
Investing activities:
Capital expenditures for property and equipment	(93,939)	(89,466)
Acquisition of intangible assets	(1,125)	(34,181)
Purchase of available-for-sale securities	(111,086)	(193,851)
Sale of available-for-sale securities	15,500	240,797

Net cash used for investing activities from continuing operations	$(190,650)	$(76,701)
Financing activities:
Payments on capital leases	(3,066)	(3,256)
Repurchase of common stock as part of publicly announced programs	(173,554)	(15,160)
Repurchase of common stock from employees	(4,125)	(2,189)
Net proceeds from stock options exercised	76,401	5,098
Excess tax benefit from share-based payments	13,279	373
Cash dividends paid	(403,490)	(85,592)

Net cash used for financing activities from continuing operations	$(494,555)	$(100,726)

Effect of exchange rates on cash	504	798

Cash flows of discontinued operations
Net cash used for operating activities	(24,616)	(38,881)
Net cash used for investing activities	(780)	(10,675)
Net cash used for financing activities	—	—
Effect of exchange rate on cash	—	—

Net cash used for discontinued operations	$(25,396)	$(49,556)

Net decrease in cash and cash equivalents	$(210,426)	$51,952
Cash and cash equivalents - beginning of period	719,545	667,593

Cash and cash equivalents - end of period	$509,119	$719,545

AMERICAN EAGLE OUTFITTERS, INC.

COMPARABLE STORE SALES RESULTS BY BRAND

(unaudited)

	Fourth Quarter Comparable Store Sales (1)
	2012	2011
American Eagle Outfitters, Inc. (2)	4%	11%
AE Brand Stores	1%	10%
aerie Stores	-3%	6%
AEO Direct (2)	24%	19%

	Fiscal Year Comparable Store Sales (1)
	2012	2011
American Eagle Outfitters, Inc. (2)	9%	4%
AE Brand Stores	7%	3%
aerie Stores	6%	2%
AEO Direct (2)	25%	16%

(1)	Comparable store sales are from continuing operations and exclude 77kids.
(2)	AEO Direct is comprised of ae.com and aerie.com. AEO Direct is included in consolidated comparable store sales.

AMERICAN EAGLE OUTFITTERS, INC.

REAL ESTATE INFORMATION

(unaudited)

	Fourth Quarter Fiscal 2012	Full Year Fiscal 2012	Fiscal 2013 Guidance
Consolidated stores at beginning of period (1)	1,063	1,069	1,044
Consolidated stores opened during the period
AE Brand	3	16	50
Consolidated stores closed during the period
AE Brand	(19)	(34)	(20) -(30)
aerie	(3)	(7)	(15) -(20)

Total consolidated stores at end of period	1,044	1,044	1044 - 1059
Stores remodeled and refurbished during the period	2	48	45 - 55
Total gross square footage at end of period	6,203,278	6,203,278	Not Provided
International franchise stores at end of period (2)	49	49	63

(1)-	Consolidated store data and total gross square footage exclude all 77kids store locations.
(2)-	International franchise stores are not included in the consolidated store data or the total gross square footage calculation.